UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 26, 2006
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2006, Millennium Cell Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Correction for the Company’s Certificate of Designations of Series A2 Convertible Preferred Stock to correct an error in the definition of “Liquidation Value” for each sub-series of the Series A2 Convertible Preferred Stock. The Certificate of Correction corrected this error by adding “multiplied by ten (10)” to the end of each such definition such that, after giving effect to the filing, the definition of Liquidation Value for each of the Series A2-0 Preferred Stock, the Series A-2-1 Preferred Stock, the Series A2-2 Preferred Stock, the Series A2-3 Preferred Stock and the Series A2-4 Preferred Stock will be defined to equal the product of (A) the dollar volume weighted average price of the Company’s common stock for the thirty (30)-trading day period immediately preceding the date of issuance of the applicable Series A2 Convertible Preferred Stock (as determined in accordance with the Certificate of Designations and as adjusted for stock dividends, combinations, stock splits or similar recapitalization events) multiplied by (B) ten (10). A copy of the Certificate of Correction, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1 Certificate of Correction of Millennium Cell Inc. as filed with the Secretary of State of the State of Delaware on July 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: July 26, 2006

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Correction of Millennium Cell Inc. as filed with the Secretary of State of the State of Delaware on July 26, 2006